Exhibit 99.1

December 6, 2012

FROM:

C.H. Robinson Worldwide, Inc.

14701 Charlson Road

Eden Prairie, Minnesota 55347

Angie Freeman, vice president (952) 937-7847

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE INCREASES ITS QUARTERLY CASH DIVIDEND

MINNEAPOLIS, MN December 6, 2012 — C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (Nasdaq: CHRW) announced that its Board of Directors today declared an increase to its regular quarterly cash dividend from 33 cents ($0.33) per share to 35 cents ($0.35) per share, payable on December 31, 2012, to shareholders of record on December 17, 2012.

C.H. Robinson has distributed regular dividends for more than twenty-five years. As of December 6, 2012, there were approximately 160,590,000 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 37,000 customers through a network of offices in North America, Europe, Asia, South America, and Australia. C.H. Robinson is one of the largest third-party logistics companies in the world, with annual total revenues of over $10 billion. For more information about our company, visit our Web site at www.chrobinson.com.

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